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Glass Lewis Recommends Shareholders Fully Support BlackRock Board Nominees at BFZ, BNY and MYN, and

Reject Saba’s Proposal to Terminate BlackRock as Investment Adviser of BFZ on WHITE Proxy Card at Upcoming

CEF Annual Meetings

• ISS Also Recommends Shareholders Vote FOR ALL BlackRock Board Nominees at BNY, MPA and FOR Steinmetz at MHN, MYN on the WHITE Proxy Card

• ISS Also Recommends AGAINST Termination Proposals at BFZ and BSTZ

June 11, 2024, NEW YORK – BlackRock Advisors, LLC (“BlackRock”) announced today that Glass Lewis joined Institutional Shareholder Services Inc. (“ISS”) in broad support for BlackRock and the incumbent Fund Board nominees at several funds and against the dissident shareholder’s proposals.

Glass Lewis recommended that shareholders vote:

•	FOR ALL Board nominees at BlackRock California Municipal Income Trust (NYSE: BFZ); BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock MuniYield New York Quality Fund (NYSE: MYN), and;

•	AGAINST the proposal to terminate BlackRock as investment adviser of BFZ.

As previously announced, ISS recommended that shareholders vote:

•	FOR ALL of the Board nominees of BNY and BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA);

•	FOR Board nominee Arthur Steinmetz at both BlackRock MuniHoldings New York Quality Fund (NYSE: MHN) and MYN; and

•	AGAINST the proposal to terminate BlackRock as investment adviser of BFZ and BlackRock Science and Technology Term Trust (NYSE: BSTZ).

In providing its recommendation in favor of the funds’ Board nominees at BFZ, BNY and MYN, Glass Lewis fully rejected the nominees put forth by dissident shareholder Saba Capital Management, L.P. (“Saba”).

“We welcome Glass Lewis’ full support for the qualified Board nominees of BFZ, BNY and MYN, and for BlackRock as investment adviser to BFZ, as well as ISS’ support for many of the funds’ Board nominees and rejection of the termination proposals at BFZ and BSTZ,” said R. Glenn Hubbard, Chair of the Boards of BlackRock Closed-End Funds.

“We also appreciate that Glass Lewis, unlike ISS, supported Phillip Holloman on MYN. We respectfully disagree with ISS’ recommendation to vote in favor of Saba’s nominees for BFZ and BSTZ. ISS fails to appreciate the differences between the corporate governance practices of closed-end funds and those of operating companies. Importantly, Congress has taken notice of this, as the House of Representatives recently passed, by bipartisan majority, The Increasing Investor Opportunities Act, which removes the loophole allowing activists like Saba to force closed-end funds into harmful liquidity events or radically change their investment strategies,” Hubbard added.

These reports signal the strength of BlackRock and the Boards’ fund management. Notably, as Glass Lewis’ analysis of BFZ states: “…the unaffected one-, three- and five-year TSRs [total shareholder returns] of the Fund… are better than the TSRs of most or all of the funds in the Peer Group…”

Important statements by Glass Lewis in issuing its voting recommendation FOR the Board nominees at BFZ, BNY and MYN in lieu of Saba’s nominees, and AGAINST Saba’s proposal to terminate the investment management agreement with BlackRock at BFZ, include:

From recommendations on BNY and MYN…

•	“…the board’s recent actions, particularly the distribution rate increase, are more likely to have been the main contributing factor to the recent narrowing of the Fund’s NAV discount.”

From recommendations on BFZ, BNY and MYN…

•

“…we believe the Dissident’s argument [overboarding] here is decidedly misleading given that the referenced limits relate to serving on the boards of public companies as opposed to mutual funds or closed-end funds. This distinction is important, in our view, given that serving on the board of fund is generally less time-intensive compared to a typical public company, largely due to the narrower scope of responsibilities.”

•

“…we believe Saba Capital has failed to make a compelling case to support the changes it is seeking at the Fund… we believe shareholders would be better served maintaining the status quo at this time.”

From recommendations on BFZ and BNY…

•

“In our view, the Dissident Nominees are relatively underqualified for serving on the Fund’s board and/or are likely to push for an agenda focused primarily on effecting a liquidity event consistent with Saba Capital’s typical playbook.”

•	“…it appears to us that none of the Dissident Nominees have any prior experience in the closed-end fund space…”

•	“…we believe the Management Nominees have far more relevant and substantive professional credentials than the Dissident Nominees.”

BlackRock recently announced several enhancements across its closed-end fund complex, including discount management programs for certain closed-end funds, distribution increases for certain municipal bond and term closed-end funds, and fee waivers for all municipal bond closed-end funds. These actions provide $2.9 billion in liquidity across those funds.

VOTE FOR ALL BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

Only your latest dated proxy will count at the meeting. Please do NOT send back any gold proxy card you may receive from Saba as this will cancel your prior vote for the Board Nominees.

If you have already sent back the gold proxy card you received from Saba, you can still change your vote by (1) using the website provided on the WHITE proxy card; or (2) calling the toll-free number provided on the WHITE proxy card.

If you have any questions about the nominees or proposal(s) to be voted on, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at:

•	BlackRock California Municipal Income Trust (NYSE: BFZ): (866) 529-0071

•	BlackRock New York Municipal Income Trust (NYSE: BNY): (866) 529-0358

•	BlackRock MuniYield New York Quality Fund (NYSE: MYN): (866) 529-0466

•	BlackRock MuniHoldings New York Quality Fund (NYSE: MHN): (866) 529-0465

•	BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA): (866) 529-0352

•	BlackRock Science and Technology Term Trust (NYSE: BSTZ): (866) 529-3057

The Funds’ letters, proxy statements and proxy cards for the annual meetings of shareholders to be held on June 17, 2024 (BFZ, BNY, MYN) and June 18, 2024 (MHN, MPA, BSTZ) are available at:

•	BFZ: https://www.proxy-direct.com/blk-33917

•	BNY: https://www.proxy-direct.com/blk-33921

•	MYN: https://www.proxy-direct.com/blk-33920

•	MHN: https://www.proxy-direct.com/blk-33923

•	MPA: https://www.proxy-direct.com/blk-33919

•	BSTZ: https://www.proxy-direct.com/blk-33918

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Fund Updates

BlackRock will update performance and certain other data for the funds on a monthly basis on their website in the “Closed-end Funds” section of www.blackrock.com, as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the funds. This reference to BlackRock’s website is intended to allow investors public access to information regarding the funds and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or the funds may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the funds’ or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the funds or in the funds’ net asset value; (2) the relative and absolute investment performance of the funds and their investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the funds or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the funds. The information contained on BlackRock’s website is not a part of this press release.

Contact:

Office: +1 (646) 310-0852

GroupCorpCommsAMRS@blackrock.com

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Institutional Shareholder Services Recommends Shareholders Vote FOR ALL BlackRock Board Nominees at BNY and MPA and AGAINST Saba’s Proposals to Terminate BlackRock as Investment Adviser of BFZ and BSTZ at Closed-End Funds’ Upcoming Annual Meetings

June 11, 2024, NEW YORK – BlackRock LLC (“BlackRock”) announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, recommended that shareholders vote on the WHITE proxy card FOR ALL of the Board nominees of BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA), and FOR Board nominee Arthur Steinmetz at BlackRock MuniYield New York Quality Fund (NYSE: MYN) and BlackRock MuniHoldings New York Quality Fund (NYSE: MHN) (together, the “Funds”). Additionally, ISS recommended shareholders vote AGAINST the proposal to terminate BlackRock as investment adviser of BlackRock California Municipal Income Trust (NYSE: BFZ) and BlackRock Science and Technology Term Trust (NYSE: BSTZ).

In making its recommendation in favor of the Funds’ Board nominees, ISS rejected the nominees put forth by dissident shareholder Saba Capital Management, L.P. (“Saba”) at BNY, MPA, MYN and MHN, and Saba’s termination proposals at BFZ and BSTZ. All seven of Saba’s MPA nominees were rejected by ISS.

“We welcome ISS’ support for the Funds’ Board nominees and its rejection of many of the dissident’s nominees and proposals to terminate BlackRock as investment adviser of BFZ and BSTZ. This is a vote of confidence, not only in our stewardship of these Funds, but the value we and BlackRock have created for shareholders. As trusted fiduciaries, our commitment to all shareholders is unwavering, and we will continue to defend and advance their best interests. Saba’s campaign has never been about governance, performance or investment mandates. We appreciate that ISS has supported most of our nominees, and we thank shareholders for their continued support at the upcoming annual meetings,” said R. Glenn Hubbard, Chair of the Boards of BlackRock Closed-End Funds.

BlackRock recently announced several enhancements across its closed-end fund complex, including discount management programs for certain closed-end funds, distribution increases for certain municipal bond and term closed-end funds, and fee waivers for all municipal bond closed-end funds. These actions provide $2.9 billion in liquidity across those funds.

Important statements by ISS in issuing its voting recommendation FOR the Board nominees at BNY, MPA, MYN and MHN in lieu of Saba’s nominees and AGAINST Saba’s proposals to terminate the investment management agreement with BlackRock at BFZ and BSTZ include1:

From recommendation on BNY…

•	“…the dissident has not presented a compelling case for change. As such, support for both management nominees is warranted.”

From recommendation on MPA…

•

“…distributions have been on par with peers, the NAV discount has been narrower, and fees have been more competitive… elements of performance speak for themselves in an absolute sense. For instance, MPA has at times traded at a premium to NAV.”

•	“…the dissident has not presented a compelling case for change, let alone a case for a majority position. As such, support for all management nominees is warranted.”

From recommendations on MYN and MHN…

•	“The fund’s TSR, NAV discount, distributions, and expenses are all in alignment with peers.”

•	“Support is warranted for management nominee Arthur Steinmetz...”

[1]	Permission to use quotes was neither sought nor obtained.

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From recommendation on BFZ…

•	“…BFZ has effectively maintained a stable state of affairs over the past year.”

•	“…the overall performance picture nonetheless supports the view that the departure from past underperformance may be sustainable.”

From recommendation on BSTZ…

•	“…support is not warranted for the proposal to terminate the management contract.”

VOTE FOR ALL BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

Only your latest dated proxy will count at the meeting. Please do NOT send back any gold proxy card you may receive from Saba as this will cancel your prior vote for the Board Nominees.

If you have already sent back the gold proxy card you received from Saba, you can still change your vote by (1) using the website provided on the WHITE proxy card; or (2) calling the toll-free number provided on the WHITE proxy card.

If you have any questions about the nominees or proposal(s) to be voted on, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at:

•	BlackRock New York Municipal Income Trust (NYSE: BNY): (866) 529-0358

•	BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA): (866) 529-0352

•	BlackRock MuniYield New York Quality Fund (NYSE: MYN): (866) 529-0466

•	BlackRock MuniHoldings New York Quality Fund (NYSE: MHN): (866) 529-0465

•	BlackRock California Municipal Income Trust (NYSE: BFZ): (866) 529-0071

•	BlackRock Science and Technology Term Trust (NYSE: BSTZ): (866) 529-3057

The Funds’ letters, proxy statements and proxy cards for the annual meetings of shareholders to be held on June 17, 2024 (BFZ, BNY, MYN) and June 18, 2024 (MPA, MHN, BSTZ) are available at:

•	BNY: https://www.proxy-direct.com/blk-33921

•	MPA: https://www.proxy-direct.com/blk-33919

•	MYN: https://www.proxy-direct.com/blk-33920

•	MHN: https://www.proxy-direct.com/blk-33923

•	BFZ: https://www.proxy-direct.com/blk-33917

•	BSTZ: https://www.proxy-direct.com/blk-33918

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Fund Updates

BlackRock will update performance and certain other data for the funds on a monthly basis on their website in the “Closed-end Funds” section of www.blackrock.com, as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the funds. This reference to BlackRock’s website is intended to allow investors public access to information regarding the funds and does not, and is not intended to, incorporate BlackRock’s website in this release.

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Forward-Looking Statements

This press release, and other statements that BlackRock or the funds may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the funds’ or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the funds or in the funds’ net asset value; (2) the relative and absolute investment performance of the funds and their investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to the funds or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the funds. The information contained on BlackRock’s website is not a part of this press release.

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